                                                                                  Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Tracy Kessner
312-564-1467
tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Present at

Raymond James & Associates Bank Conference

CHICAGO, August 1, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will present at the Raymond James & Associates Bank Conference in Chicago on Wednesday, August 10, 2011, at 11:35 a.m. Central Time.  A live webcast of this presentation will be available at the following address: http://wsw.com/webcast/rj70/pvtb/.  Investors may also access the webcast for the presentation at the Company’s website at www.theprivatebank.com during the conference time and for seven days following each conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of June 30, 2011, the Company had 34 offices in 10 states and $12.1 billion in assets. Our website is www.theprivatebank.com.

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